UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2024

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
239-301-7000
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

Not Applicable
Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock	Par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC
Hertz Global Holdings, Inc.	Warrants to purchase Common Stock	Each exercisable for one share of Hertz Global Holdings, Inc. common stock at an exercise price of $13.80 per share, subject to adjustment	HTZWW	The Nasdaq Stock Market LLC
The Hertz Corporation	None		None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

Hertz Global Holdings, Inc. (the “Company” or “Hertz”) has made the strategic decision to sell approximately 20,000 electric vehicles (“EVs”) from its U.S. fleet, or about one-third of the global EV fleet. These vehicle dispositions, which were initiated in December 2023 and are expected to take place in an orderly fashion over the course of 2024, will cover multiple makes and models. EVs held for sale will remain eligible for rental within the Company’s fleet during the sales process. The Company expects to reinvest a portion of the proceeds from the sale of EVs into the purchase of internal combustion engine (“ICE”) vehicles to meet customer demand.

The Company’s decision to reduce its EV fleet will result in the recognition, during the fourth quarter of 2023, of approximately $245 million of incremental net depreciation expense related to the sale. This non-cash charge represents the write down of the EVs’ carrying values as of December 31, 2023 to their fair values, less related expenses associated with the disposition of the vehicles. This charge is in addition to the depreciation expense that the Company will report for the fourth quarter in the ordinary course with respect to the remainder of its fleet. Future depreciation expense on the specific vehicles held for sale is expected to be limited to impacts from changes in the vehicles’ condition and general market factors. Any gain or loss associated with the ultimate disposition of any specific EV will be recognized in the period of sale. The Company does not expect this EV fleet reduction and the corresponding addition of ICE vehicles to have a material impact on its asset-backed securitization facilities, nor does it anticipate the need to make additional cash contributions to such facilities as a result of this strategic action.

The Company expects this action to better balance supply against expected demand of EVs. This will position the Company to eliminate a disproportionate number of lower margin rentals and reduce damage expense associated with EVs. The Company will continue to execute its strategy around EV mobility and offer customers a wide selection of vehicles. The Company continues to implement a series of initiatives that it anticipates will continue to improve the profitability of the remaining EV fleet. These initiatives include the expansion of EV charging infrastructure, growing relationships with EV manufacturers, particularly related to more affordable access to parts and labor, and continued implementation of policies and educational tools to help enhance the EV experience for customers. Going forward, the Company will continue to actively manage the total size of its EV fleet, as well as the allocation of EVs among customer segments, including leisure, corporate, government and rideshare.

It is expected that the planned reduction in the EV fleet and reinvestment in additional ICE vehicles will improve Adjusted Corporate EBITDA across 2024, as vehicles are rotated, and in 2025, by which time all of the vehicles included in this plan are expected to be sold. By year end 2025, it is expected that the aggregate two-year benefit to Adjusted Corporate EBITDA related to the sale will approximate the incremental net depreciation expense to be recognized in the fourth quarter of 2023. It is expected that this benefit to the Company’s financial results will be derived from higher revenue per day and lower depreciation and operating expenses related to its remaining fleet. The Company further anticipates that incremental free cash flow generation related to this action will approximate $250 million to $300 million in the aggregate over 2024 and 2025.

The Company expects to report financial results for the fourth quarter ended December 31, 2023 on February 6, 2024. Consistent with expectations, the Company expects to report revenue for the fourth quarter of 2023 in the range of $2.1 billion to $2.2 billion, in line with historical seasonality relative to its third quarter. Adjusted Corporate EBITDA for the fourth quarter of 2023 will be negatively impacted by the incremental net depreciation expense associated with the EV sales plan, and further burdened by higher depreciation expense in the ordinary course as residual values for vehicles generally fell throughout the quarter greater than previously expected. While direct operating expenses per transaction day, excluding collision and damage, will be flat for the quarter and down for the year, expenses related to collision and damage, primarily associated with EVs, remained high in the quarter, thereby supporting the Company’s decision to initiate the material reduction in the EV fleet. The Company expects to report a negative Adjusted Corporate EBITDA (excluding the impact of the non-cash charge related to the EV sales plan) for the fourth quarter in the range of ($120 million) to ($130 million).

The Company’s estimated results for the fourth quarter ended December 31, 2023, are preliminary in nature and subject to change as results for such period are finalized. Estimates of results are inherently uncertain and subject to change, and the Company undertakes no obligation to update the estimated results. The Company’s estimates contained in this Current Report on Form 8-K may differ, perhaps materially, from actual results. Hertz is in the process of finalizing its fourth quarter 2023 financial statements and will discuss actual performance and more details in its regularly scheduled earnings release and conference call, which are planned for February 6, 2024.

The Company cannot, without unreasonable effort, reconcile its forecasted range of Adjusted Corporate EBITDA, a non-GAAP financial measure, to its most directly comparable GAAP financial measure, net income (loss) attributable to the Company, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items impacting comparability as of the date of this Current Report on Form 8-K. Management uses Adjusted Corporate EBITDA as an operating performance metric for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and analysis of investment decisions, profitability and performance trends. This measure enables management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. It also allows management and investors to assess the performance of the entire business on the same basis as its reportable segments.

Forward-Looking Statements
Certain statements contained in this Current Report on Form 8-K include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” “guidance” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but readers should understand that these statements are not guarantees of performance or results, and that the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Form 10-K, Form 10-Q and Form 8-K filed or furnished to the SEC.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things:

•the Company's ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost in order to efficiently service rental demand, including as a result of disruptions in the global supply chain and inflationary pressures;
•levels of travel demand, particularly business and leisure travel in the U.S. and in global markets;
•significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing;
•occurrences that disrupt rental activity during the Company's peak periods particularly in critical geographies;
•the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly;
•the Company's ability to implement its business strategy or strategic transactions, including its ability to implement plans to support a large-scale EV fleet, execute its rideshare strategy and to play a central role in the modern mobility ecosystem;
•uncertainty with respect to the economics of EVs, including those driven by customer demand, pricing, maintenance, incidence rate and cost of collision and damages, and residual value volatility;
•the Company’s ability to realize the expected benefits of the reduction of its EV fleet;
•the Company's ability to adequately respond to changes in technology impacting the mobility industry;
•the mix of vehicles in the Company's fleet, including but not limited to program and non-program vehicles, which can lead to increased exposure to residual risk upon disposition;
•increases in vehicle holding periods, which may result in additional maintenance costs and lower customer satisfaction;
•financial instability of the manufacturers of the Company's vehicles, which could impact their ability to fulfill obligations under repurchase or guaranteed depreciation programs;
•increases in the level of recall activity by the manufacturers of the Company's vehicles, which may increase the Company's costs and can disrupt its rental activity;
•the Company's access to third-party distribution channels and related prices, commission structures and transaction volumes associated with those channels;
•the Company's ability to offer an excellent customer experience, retain and increase customer loyalty and increase market share;
•the Company's ability to maintain its network of leases and vehicle rental concessions at airports and other key locations in the U.S. and internationally;
•the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;
•the Company's exposure to uninsured liabilities relating to personal injury, death and property damage, or otherwise; and
•the availability of additional or continued sources of financing at acceptable rates for the Company's revenue earning vehicles and to refinance its existing indebtedness.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this Current Report on Form 8-K, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION (Registrants)

By:	/s/ ALEXANDRA BROOKS
Name:	Alexandra Brooks
Title:	Executive Vice President and Chief Financial Officer
Date: January 11, 2024